                                                                     Exhibit 3.2


                                     BYLAWS
                                       OF
                                  BANCTENN CORP

                                TABLE OF CONTENTS


                                                                                                             Page No.
                                                                                                             --------

Article I         Offices.................................................................................       1

         1.1      Location................................................................................       1
         1.2      Other Offices...........................................................................       1

Article II        Meetings of Shareholders................................................................       1

         2.1      Place of Meeting........................................................................       1
         2.2      Annual Meetings.........................................................................       1
         2.3      Notice of Meeting.......................................................................       2
         2.4      Special Meetings........................................................................       2
         2.5      Corporation Action......................................................................       2
         2.6      Number of Votes of Shareholders.........................................................       3
         2.7      Determination of Shareholders Entitled to Vote..........................................       3
         2.8      Shareholder List........................................................................       3

Article III       Directors...............................................................................       4

         3.1      Number and Election.....................................................................       4
         3.2      Place of Meeting........................................................................       4
         3.3      Removal and Vacancies...................................................................       4
         3.4      Powers..................................................................................       5
         3.5      Call of Meetings........................................................................       5
         3.6      Notice..................................................................................       5
         3.7      Quorum and Vote Required................................................................       5
         3.8      Vote Without a Meeting..................................................................       6
         3.9      Committees of the Board.................................................................       6
         3.10     Interested Directors and Officers.......................................................       7
         3.11     Duty of Directors and Officers..........................................................       8

Article IV        Officers................................................................................       8

         4.1      Officers................................................................................       8
         4.2      Term and Removal........................................................................       8

         4.3      General Powers and Duties of Chairman of the Board......................................       9
         4.4      General Powers and Duties of President..................................................       9
         4.5      General Powers and Duties of Secretary..................................................       9
         4.6      General Powers and Duties of Treasurer..................................................      10

Article V         Indemnification.........................................................................      10

         5.1      Insurance...............................................................................      10
         5.2      Indemnification of Officers and Directors for Expenditures as Parties
                  to Derivative Actions...................................................................      10
         5.3      Indemnification of Directors and Officers in Suite or Proceedings
                  Other than Derivative Actions...........................................................      11
         5.4      Payment of Indemnification Other than by Court Award....................................      12
         5.5      Other Provisions Affecting Indemnification of Directors and Officers....................      12

Article VI        Stock Certificates......................................................................      14

         6.1      Stock Certificates......................................................................      14
         6.2      Transfers of Stock......................................................................      14
         6.3      Lost Certificates.......................................................................      15

Article VII       General Provisions......................................................................      15

         7.1      Dividends...............................................................................      15
         7.2      Books and Records.......................................................................      15
         7.3      Inspection of Books and Records.........................................................      16
         7.4      Seal....................................................................................      16
         7.5      Adoption and Amendments.................................................................      17
         7.6      Conference Meetings.....................................................................      17

Article VIII      Emergency Powers........................................................................      18

         8.1      Bylaws..................................................................................      18
         8.2      Lines of Succession.....................................................................      18
         8.3      Head Office.............................................................................      18
         8.4      Period of Effectiveness.................................................................      19
         8.5      Notices.................................................................................      19
         8.6      Officers as Directors Pro Tempore.......................................................      19
         8.7      Liability of Officers, Directors and Agents.............................................      19


                                     BYLAWS
                                       OF
                                 BANCTENN CORP.

                                    ARTICLE I

                                     OFFICES

         SECTION 1.1       LOCATION.

         The principal office of the Corporation shall be at 301 E. Center Street, Kingsport, Sullivan County, Tennessee, but the Corporation, acting through its Board of Directors, shall have the right to change the principal office from time to time.

         SECTION 1.2       OTHER OFFICES.

         The Corporation may have other offices at such places as the Board of Directors may determine the business of the Corporation to require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.1       PLACE OF MEETING.

         Meetings of shareholders for any purpose may be held at such place, within or without the State of Tennessee, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2.2       ANNUAL MEETINGS.

         A meeting of shareholders of the Corporation shall be held annually, within six (6) months after the end of each fiscal year of the Corporation. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

         SECTION 2.3       NOTICE OF MEETING.

         Unless waived, written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, and the person or persons calling the meeting, shall be delivered either personally or by mail to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the corporate records, with postage thereon prepaid. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place thereof have been announced at the meeting at which the adjournment is taken.

         SECTION 2.4       SPECIAL MEETINGS.

         Special meetings of the shareholders may be called by the President, the Board, or by any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of the Corporation.

         SECTION 2.5       CORPORATE ACTION.

         Whenever any corporate action is to be taken by the shareholders, including the election of Directors, it shall, except as otherwise required by law or by the Charter of the Corporation, be authorized by the affirmative vote of a majority of the shares entitled to vote thereon at a meeting at which a quorum is represented.

         SECTION 2.6       NUMBER OF VOTES OF SHAREHOLDERS.

         Every shareholder shall be entitled, at each meeting of shareholders, to cast one (1) vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting as hereinafter provided. Every shareholder entitled to vote at such meeting or to express consent or dissent without a meeting may authorize another person or persons to act for him by written proxy signed by such shareholder or his attorney-in-fact.

         SECTION 2.7       DETERMINATION OF SHAREHOLDERS ENTITLED TO VOTE.

         (a) To determine shareholders entitled to notice of a meeting or entitled to vote at any meeting or any adjournment thereof, or to determine shareholders entitled to receive payment of dividends declared, or to determine shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed forty
(40) days. If the stock transfer books are to be closed to determine shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         SECTION 2.8       SHAREHOLDER LIST.

         A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by the transfer agent, shall be open for inspection at every meeting of shareholders. If the right to vote at any meeting is challenged, the person presiding at the meeting may rely on the list as evidence of the right of persons to vote at the meeting.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 3.1       NUMBER AND ELECTION.

         The initial Board of Directors shall consist of the five (5) incorporators of the Corporation; subsequent Boards of Directors shall consist of eighteen (18) members. Directors shall be elected by a majority of the votes cast in an election, and the Board shall be classified as provided in the Charter of the Corporation. Each Director shall hold office until the expiration of the term for which he is elected and thereafter until his successor has been elected and qualified.

         SECTION 3.2       PLACE OF MEETING.

         Meetings of the Board, regular or special, may be held within or without the State of Tennessee.

         SECTION 3.3       REMOVAL AND VACANCIES.

         (a) Directors can be removed with or without cause only as provided in the Charter of the Corporation.

         (b) A vacancy occurring on the Board by reason of the removal of a Director may be filled only by vote of the shareholders. Vacancies occurring on the Board for any other reason or any new Directorship created by vote of the Board of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, even though less than a quorum.

         (c) A Director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor, or, if there is no predecessor, until the next annual meeting of shareholders.

         SECTION 3.4       POWERS.

         The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation except those required to be exercised by the shareholders by law, by the Charter or by these Bylaws.

         SECTION 3.5       CALL OF MEETINGS.

         Meetings may be called by the Chairman of the Board, the President, or by any two (2) Directors.


         SECTION 3.6       NOTICE.

         Regular meetings of the Board may be held without notice if the time therefor shall be fixed by vote of the shareholders or by the Board of Directors at a meeting at which all the members are present, or if notice is otherwise waived. Special meetings of the Board may be held on two (2) days' notice to each Director given by any usual means of communication. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any meeting of, the Board need be specified in the notice or waiver of notice of such meeting, except as otherwise provided in Section 7.5. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed thirty (30) days in any one adjournment.

         SECTION 3.7       QUORUM AND VOTE REQUIRED.

         At all meetings of the Board, the presence of a majority of the Directors then in office shall be necessary to constitute a quorum for transaction of business and the action of a majority of the Directors present at any such meeting shall be the act of the Board of Directors except as otherwise provided by law, the Charter or by these Bylaws. If a quorum shall not be present at any meeting, the Directors present may adjourn the meeting from time to time without any notice, other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.8       VOTE WITHOUT A MEETING.

         Whenever the vote of the Board of Directors at a meeting is required or permitted to be taken in connection with any action of the Board, the meeting and vote of the Directors may be dispensed with if all Directors who would have been entitled to vote on the action if such meeting were held shall consent, in writing, to such action being taken.

         SECTION 3.9       COMMITTEES OF THE BOARD.

         (a) The Board of Directors, by a resolution adopted by a majority of the entire Board, may designate an Executive Committee consisting of two (2) or more Directors, and other committees, consisting of two (2) or more persons, who may but need not be Directors, and may delegate to such committee or committees all authority of the Board that it deems advisable, except that no such committee or committees, unless specifically so authorized by the Board, shall have and exercise the authority of the Board to:

                  (i)      Adopt, amend or repeal the Bylaws;

                  (ii) Submit to shareholders any action for which shareholder authorization is required by law;

                  (iii)    Fill vacancies in the Board or in any committee;
                  and

                  (iv) Declare dividends or make other corporate distributions.

         (b) The Board of Directors may designate one or more Directors as alternate members of the Executive Committee, and one or more qualified persons as alternate members of any other committee, who may replace any absent member or members at any meeting thereof. All committees shall keep minutes of their meetings and shall report the same to the Board when required.

         SECTION 3.10      INTERESTED DIRECTORS AND OFFICERS.

         (a) Except as otherwise provided by law, no transaction in which a Director or officer has a personal or adverse interest shall be void or voidable solely for such reason or solely because he is present at or participates in the meeting or because his vote is counted, if:

                  (i) The material facts as to his interest and as to the transaction are disclosed or are known to the Board or committee and the fact of such interest is noted in the minutes, and the Board or committee authorizes, approves or ratifies the transaction by a vote sufficient for such purpose without counting the vote of the interested Director or Directors; or if

                  (ii) The material facts as to his interest and as to the transaction are disclosed or are known to the shareholders and the transaction is specifically approved by vote of the shareholders without counting the votes of any shares owned or controlled by the interested Director or officer or the vote of the interested Director or officer if he is a shareholder; or if

                  (iii) The transaction is fair and equitable as to the Corporation at the time it is authorized or approved, and the party asserting the fairness of the transaction establishes fairness.

         (b) Except as otherwise provided in Section 5.4, common or interested Directors may always be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes, approves or ratifies a transaction. Shares owned by any interested party or by a shareholder who is an interested party may be counted in determining whether a quorum of shares is present at a meeting of shareholders which ratifies or approves a transaction.

         SECTION 3.11      DUTY OF DIRECTORS AND OFFICERS.

         Directors and officers shall discharge the duties of their respective positions in good faith and with that degree of diligence, care and skill which prudent men would ordinarily exercise under similar circumstances in like positions. In discharging their duties, Directors and officers, when acting in good faith, may rely upon financial statements and other business records and reports of the Corporation represented to them to be correct by the President or the officers of the Corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants represented to them fairly to reflect the financial condition of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1       OFFICERS.

         This Corporation shall have a Chairman of the Board, a President, a Secretary and a Treasurer and such other officers as the Board of Directors shall deem necessary. Any two (2) or more offices may be held by the same person (except the office of President and Secretary), and all officers shall be elected or appointed by the Board.

         SECTION 4.2       TERM AND REMOVAL.

         The officers of the Corporation shall be elected or appointed at the meeting of the Board following the annual meeting of shareholders and shall hold office for a term of one year and thereafter until their successors are chosen and qualified. Any officer may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to any written contract rights previously approved by the Board of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

         SECTION 4.3       GENERAL POWERS AND DUTIES OF CHAIRMAN OF THE BOARD.

         The powers and duties of the Chairman of the Board, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to the office of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the shareholders.

         SECTION 4.4       GENERAL POWERS AND DUTIES OF PRESIDENT.

         The powers and duties of the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to the office of President. The President shall be the Chief Executive Officer of the Corporation, shall be an ex-officio member of all standing committees, shall have general and active management of the business of the Corporation, shall see that all resolutions and orders of the Board are put into effect and shall execute all contracts and conveyances on behalf of the Corporation except where the power to execute the same shall be expressly delegated by the Board of Directors, or by the President, to some other officer or agent of the Corporation.

         SECTION 4.5       GENERAL POWERS AND DUTIES OF SECRETARY.

         The Secretary shall attend all meetings of the Board and of the shareholders and shall keep the minutes thereof in a book to be kept for that purpose, shall perform like duties for standing committees when required, shall give notice where required of any such meetings, and shall have all such powers and duties as are generally incident to the position of Secretary or as may be prescribed by the Board of Directors or the President. The duties of the office of Secretary, as defined herein, may be assigned by the Board to other officers.

         SECTION 4.6       GENERAL POWERS AND DUTIES OF TREASURER.

         The Treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements, shall deposit all monies and other valuable effects of the Corporation to its credit in such depositories as may be designated by the Board of Directors, shall disburse the funds of the Corporation as may be ordered by the Board or duly authorized officers, and shall render to the President and Directors, whenever required, accounts of his transactions as Treasurer and statements of the financial condition of the Corporation. The Treasurer shall have all such powers and duties as are generally incident to the position of Treasurer or as may be assigned to him by the President or the Board of Directors. The duties of the office of Treasurer, as defined herein, may be assigned by the Board to other officers.

                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 5.1       INSURANCE.

         The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of the laws of Tennessee.

         SECTION 5.2 INDEMNIFICATION OF OFFICERS AND DIRECTORS FOR EXPENDITURES AS PARTIES TO DERIVATIVE ACTIONS.

         The Corporation may indemnify any person who is made a party to a suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Corporation, against amounts paid in settlement and reasonable expenses, including attorney fees, actually and necessarily incurred as a result of such suit or proceeding or any appeal therein, except in relation to matters as to which such Director or officer is adjudged to have breached his duty to the Corporation under Section 3.11 hereof.

         SECTION 5.3 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN SUITS OR PROCEEDINGS OTHER THAN DERIVATIVE ACTIONS.

         (a) The Corporation may indemnify any person made or threatened to be made a party to a suit or proceeding other than by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including a suit by or in the right of any other corporation of any type or kind, domestic or foreign, when any Director or officer of the other corporation served in any capacity at the request of the Corporation, by reason of the fact that he was a Director or officer of the Corporation or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding, or any appeal therein, if such Director or officer acted in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, if such Director or officer had no reasonable cause to believe that his conduct was unlawful.

         (b) The termination of any such civil or criminal action, suit, or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such Director or officer did not act in good faith for a purpose which he reasonably believed to be in the best interests of the Corporation or that he did not have reasonable cause to believe that his conduct was unlawful.

         SECTION 5.4       PAYMENT OF INDEMNIFICATION OTHER THAN BY COURT AWARD.

         (a) A person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Sections 5.2 and 5.3 shall be entitled to indemnification as authorized in such Sections.

         (b) Any indemnification under Sections 5.2 and 5.3 to a person who has not been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action of the character described in such Sections, unless ordered by a court, shall be made by the Corporation only if authorized in the specific case:

                  (i) By the Board acting by a quorum consisting of Directors who are not parties to such action or proceeding upon a finding that the Director or officer has met the standard of conduct set forth in Sections
5.2 and 5.3, as the case may be or;

                  (ii) If a quorum under subsection (b)(i) cannot, with due diligence, be obtained:

                           (1)      By the Board upon the opinion in writing of
independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such Sections has been met by such Director or officer; or

                           (2)      By the shareholders upon a finding that the
Director or officer has met the applicable standard of conduct set forth in such Sections.

         (c) Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized under Section 5.4(b) above.

         SECTION 5.5 OTHER PROVISIONS AFFECTING INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) All expenses incurred in defending a civil or criminal action, suit or proceeding which are advanced by the Corporation under Section 5.4(c) or allowed by a court shall be repaid in the event the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Article V and applicable Tennessee laws, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation or allowed by the court exceed the indemnification to which he is entitled.

         (b) No indemnification, advancement or allowance shall be made under this Article in any circumstance where it appears:

                  (i) That the indemnification would be inconsistent with a provision of the Charter, a By-law, a resolution of the Board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the cause of action asserted in the threatened or pending action, suit or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (ii) That the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving a settlement.

         (c) If, under this Article and applicable Tennessee law, any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three (3) months after the date of such payment, and in any event, within fifteen (15) months after the date of such payment, mail to its shareholders at the time entitled to vote for the election of Directors a statement specifying the person paid, the amounts paid, and the nature and status of the litigation or threatened litigation at the time of such payment.

                                   ARTICLE VI

                               STOCK CERTIFICATES

         SECTION 6.1       STOCK CERTIFICATES.

         The shares of the Corporation shall be represented by numbered certificates entered on the books of the Corporation as issued. Such certificates shall include the following information upon the face thereof:

         (a)      That the Corporation is organized under the laws of Tennessee;

         (b)      The name of the Corporation;

         (c)      The name of the person to whom issued;

         (d) The number and class of shares, and the designation of the series, if any, which such certificates represent;

         (e) The par value of each share represented by such certificate or a statement that the shares are without par value; and

         (f) Such other statements as may be permitted by law. Stock certificates shall be signed by the President and the Secretary of the Corporation or any other two (2) officers duly authorized, and shall be inscribed as subject to any agreements affecting said shares in force at the time of the issuance of certificates therefor.

         SECTION 6.2       TRANSFERS OF STOCK.

         Upon surrender to the Corporation of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, shall cancel the old certificate, and shall record the transaction on its books. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have notice or knowledge thereof, except as otherwise required by the laws of Tennessee.

         SECTION 6.3       LOST CERTIFICATES.

         The Board of Directors may direct the issuance of a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon such proof of loss or destruction as the President of the Corporation shall deem sufficient. When authorizing such reissue, the Board of Directors may, in its discretion, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond (in such sum as it may direct) as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         SECTION 7.1       DIVIDENDS.

         Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to the laws of Tennessee. Dividends may be paid in cash, or property, including the Corporation's own shares, except when the Corporation is insolvent, when the payment thereof would render the Corporation insolvent, or when the declaration or payment thereof would be contrary to any restrictions contained in its Charter or in the laws of Tennessee.

         SECTION 7.2       BOOKS AND RECORDS.

         (a)      The Corporation shall:

                  (i) Keep correct and complete books and records of account;

                  (ii) Keep minutes of the proceedings of its shareholders, its Board of Directors and executive committee, if any;

                  (iii) Keep a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each;

                  (iv) Cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, to be made within four (4) months after the end of such fiscal year, and kept available for a period of at least ten (10) years for inspection on request by any shareholder, and shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor.

         (b) Any shareholder may apply for a writ of mandamus to compel the Corporation and its officers and Directors to comply with this Section.

         SECTION 7.3       INSPECTION OF BOOKS AND RECORDS.

         Any person who shall have been a shareholder of record for at least six
(6) months immediately preceding his demand or who shall be the holder of record of at least five (5%) percent of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, and the minutes and records of shareholders, the Board of Directors and committees of the Board of Directors, and to make extracts therefrom.

         SECTION 7.4       SEAL.

         If a corporate seal is adopted by the Board of Directors, it shall have inscribed thereon the name of the Corporation and any other information directed by the Board. It may be used by impression, affixation or other reproduction; provided, however, that the use or attestation of the use of the corporate seal shall not be essential to the validity of any corporate action.

         SECTION 7.5       ADOPTION AND AMENDMENTS.

         If adopted by the incorporators at the initial organizational meeting, these Bylaws shall be deemed to have been accepted and such action ratified by the shareholders and Board of Directors unless at their initial meetings affirmative action shall be taken to reject or amend the same. Except as otherwise provided in the Charter of the Corporation, these Bylaws may be amended or repealed, or additional Bylaws adopted, by a vote of the majority of the members of the Board of Directors present at any regular meeting of the Board, or at any special meeting of the Board if notice of the proposed alteration or repeal is contained in the notice of such special meeting. These Bylaws may be altered or repealed at any regular meeting of the shareholders or at any special meeting of the shareholders, provided notice of the proposed alteration or repeal is contained in the notice of such meeting.

         SECTION 7.6       CONFERENCE MEETINGS.

         The members of the Board of Directors or the members of any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at the meeting. The Directors shall be promptly furnished a copy of the minutes of the Board of Directors' meetings.

                                  ARTICLE VIII

                                EMERGENCY POWERS

         SECTION 8.1       BYLAWS.

         The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Charter or these Bylaws, be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meeting of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency Bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

         SECTION 8.2       LINES OF SUCCESSION.

         The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

         SECTION 8.3       HEAD OFFICE.

         The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

         SECTION 8.4       PERIOD OF EFFECTIVENESS.

         To the extent not inconsistent with any emergency Bylaws so adopted, these Bylaws shall remain in effect during any such emergency and upon its termination the emergency Bylaws shall cease to be operative.

         SECTION 8.5       NOTICES.

         Unless otherwise provided in emergency Bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

         SECTION 8.6       OFFICERS AS DIRECTORS PRO TEMPORE.

         To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency Bylaws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

         SECTION 8.7       LIABILITY OF OFFICERS, DIRECTORS AND AGENTS.

         No officer, Director, agent or employee acting in accordance with any emergency by-law shall be liable except for willful misconduct. No officer, Director, agent or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the Bylaws then in effect.